UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Issuance of Restricted Stock Grants to Key Employees.

On December 13, 2006, the Board of Directors (the “Board”) of Merisel, Inc. (the “Company”) approved the award of a total of 210,000 shares of restricted stock of the Company (the “Stock”) to key officers and employees pursuant to the Company’s 1997 Stock Award and Incentive Plan (the “Plan”).

Each award of unvested Stock is subject to the terms of a Restricted Stock Agreement that do not differ materially from the terms of the Company’s Form of Restricted Stock Agreement for executives and key employees, a copy of which is filed herewith as Exhibit 10.1. To the extent the Stock is unvested, and provided the recipient remains continuously employed with the Company, the recipient will have the rights of a stockholder with respect to the unvested shares of Stock, including without limitation the right to vote the Stock and receive any dividends declared thereon, but will be restricted in his or her ability to transfer the Stock. Provided the recipient remains continuously employed with the Company through the applicable vesting date, the Stock will vest in three equal annual installments on each anniversary of the grant date, beginning December 13, 2007. Vesting will be accelerated in the event of a Change of Control of the Company, as defined in the Plan. In the event of a Change of Control, any consideration paid in respect of Merisel, Inc. common stock in the Change of Control transaction will also be paid on unvested Stock, but, such consideration paid on unvested Stock will be held in escrow by the Company for up to 180 days after the Change of Control. During that period, the recipient will forfeit the consideration if he or she resigns or his or her employment is terminated, other than termination without cause by the Company or any successor. Any recipient who resigns, is terminated for Cause (as defined in the recipient’s employment agreement or the Plan, as applicable) or leaves for any other reason during the 180 day period will forfeit his or her Stock and any consideration paid with respect thereto in a Change of Control transaction.

In addition to the above described issuance, the Board approved the grant of 7,500 shares of unvested restricted stock to Jon H. Peterson, Executive Vice President and Chief Financial Officer of the Company. These shares of restricted stock vest on May 1, 2007, subject to Mr. Peterson’s continued employment with the Company. This grant was made in accordance with the terms of the employment agreement between the Company and Mr. Peterson dated May 1, 2006, which is included as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by the Company on May 1, 2006.

Below is a table setting forth the number of shares of Stock issued to each named executive officer of the Company, that officer’s position, and the vesting date(s):

Name and Title of Grantee	Date of Grant	Total # of Shares Granted	Vesting Schedule for Unvested Shares
Donald R. Uzzi Chief Executive Officer and President	12/13/06	80,000	26,666.66 12/13/2007 26,666.66 12/13/2008 26,666.66 12/13/2009
Rajiv Garg Executive VP	12/13/06	15,000	5000 12/13/2007 5000 12/13/2008 5000 12/13/2009
Jon H. Peterson Executive V.P. and CFO	12/13/06	22,500	7,500 05/01/07 5000 12/13/2007 5000 12/13/2008 5000 12/13/2009
John Sheehan President, Color Edge Division	12/13/06	15,000	5000 12/13/2007 5000 12/13/2008 5000 12/13/2009
Ken Wasserman, President, Comp 24 Division	12/13/06	15,000	5000 12/13/2007 5000 12/13/2008 5000 12/13/2009
GRANT S TO 13 OTHER KEY EMPLOYEES	12/13/06	70,000	23.333 12/13/2007 23,333 12/13/2008 23,333 12/13/2009

Issuance of Restricted Stock Grants to Non-Management Directors.

On December 13, 2006, the Board also approved the award under the plan to the five non-management Directors of 21,964 shares of vested stock of the Company in respect of services on the Board in 2005, 2006 and up to and including the date immediately preceding the Company’s 2006 annual meeting of stockholders, as an aggregate of 20,990 shares of restricted stock of the Company (the “Board Stock”).

Each grant of unvested Board Stock is subject to the terms of a Restricted Stock Agreement which do not differ materially from the terms of the Company’s Form of Restricted Stock Agreement for directors, a copy of which is filed herewith as Exhibit 10.2.  To the extent the Board Stock is unvested, and provided the recipient remains continuously in service as a director of the Company, the recipient will have the rights of a stockholder with respect to the unvested shares of Board Stock, including without limitation the right to vote the Board Stock and receive any dividends declared thereon, but will be restricted in his or her ability to transfer the Board Stock. As set forth in the table below, a portion of the Board Stock awarded to each recipient, which represents service as a director in calendar year 2005 up to and including the date immediately preceding the Company’s 2006 annual meeting of stockholders is vested and the remainder will vest on the date immediately preceding the Company’s 2007 annual meeting of stockholders, subject to the terms of each recipient’s Restricted Stock Agreement and provided that the director remains in continuous service to the Company as a director through the applicable vesting date.

Below is a table setting forth the number of shares of Board Stock issued to each non-management director, the number of shares already vested and the number of shares that will vest on the date of the Company’s 2007 annual meeting of stockholders.

Name of Director	Total Number of Shares Awarded	Number of Shares Vested (Representing Service in 2005 and through the date immediately preceding the 2006 Annual Meeting)	Number of Shares Subject to Vesting on the date immediately preceding the 2007 Annual Meeting
Ronald P. Badie	9,689	5,491	4,198
Albert J. Fitzgibbons	9,689	5,491	4,198
Edward A. Grant	4,198	0	4198
Bradley J. Hoecker	9,689	5,491	4,198
Lawrence Schoenberg	9,689	5,491	4,198

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISEL, INC.

Date: December 19, 2006	By:	/s/ Donald R. Uzzi
Donald R. Uzzi
Title: Chairman, Chief Executive Officer and President